Filed pursuant to Rule 433
Registration No. 333-132201

Toyota Motor Credit Corp. "TMCC" Term Sheet Dated April 13, 2006

Structure:1 Year MTN
Pricing Date:April 13, 2006
Interest Accrual Date:April 19, 2006
Settlement Date (T+3):April 19, 2006
Maturity Date:May 1, 2007
Ratings:Aaa/AAA
Cusip:89233PYD2
Form of Note:Senior MTN

Bond Transaction Details

Principal Amount: $56,000,000
Reoffer Yield:5.30%
Reoffer Price:100.000%
Gross Underwriting Spread:0.010%
All-In Price to Issuer:99.990%
All-in Cost:5.31%
Net Proceeds:$55,994,400
Interest Pay Frequency:Semi-annually
First Payment Date:October 19, 2006
Interest Payment Dates: October 19th 2006, April 19th 2007,
  and May 1, 2007
Day Count:30 / 360
Law:New York
Minimum Denominations:$1,000
Agent:Merrill Lynch
DTC Number:161



The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-500-5408